UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported)

March 16, 2012

SWS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19483	75-2040825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street, Suite 3500

Dallas, Texas 75270

(Address of principal executive offices and zip code)

(214) 859-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01. Other Events.

On March 16, 2012, Southwest Securities, FSB (the “Bank”), a wholly-owned subsidiary of SWS Group, Inc., was notified in a letter (the “Notice”) from the Office of the Comptroller of the Currency (“OCC”) that the OCC will allow relief from certain operating and growth restrictions required under the OCC’s Order to Cease and Desist, dated February 4, 2011, and issued to the Bank (the “Order”). The OCC stated that it has no supervisory objection to any future extensions of Small Business Administration program 504 loans, commercial real estate owner-occupied loans, or mechanic’s lien residential 1-4 family construction loans. The OCC also stated in the Notice that it has no supervisory objection to a future conservative growth plan for the Bank’s balance sheet provided that the Bank maintains capital ratios above the requirements of the Order and concentration levels within policy guidelines. Pursuant to the Notice, a majority of the Bank’s Board of Directors or a designated committee thereof must approve the extension of credit and growth. A majority of the Board of Directors or a designated committee thereof must also make certain required written certifications relating to any growth in the Bank’s balance sheet, including among others a written certification that the growth in the balance sheet is conservative, that the Bank has maintained capital ratios above the requirements of the Order, and that concentration levels are within policy guidelines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWS GROUP, INC.

Date: March 21, 2012	By:	/s/ Stacy M. Hodges
Stacy M. Hodges
Chief Financial Officer

3